Exhibit 99.2
Press Release
Hampshire Completes the Sale of Certain
Assets of Shane Hunter, Inc.
Hampshire Group, Limited (Pink Sheets: HAMP.PK — News) today announced that it has sold certain assets of its Shane Hunter subsidiary including inventory, trademarks, and other assets to a buyer that includes a former member of Shane Hunter’s management. The total purchase price was approximately $3.7 million subject to certain customary post closing adjustments, and the assumption by the buyer of $0.1 million of liabilities of Shane Hunter.
Hampshire will retain the remaining assets of Shane Hunter including approximately $14.0 million in accounts receivable as of April 14, 2008. The funds from the sale of assets and the liquidation of the remaining assets will be used to provide additional funds for operations and other general corporate purposes. Hampshire anticipates recognizing a pre-tax loss on the transaction in the range of $3.5 million to $4.0 million due to, among other things, the write off of acquired intangibles, severance, transaction related costs, and the acceleration of certain facility lease obligation expenses.
Michael Culang, interim Chief Executive Officer, stated: “The sale of the Shane Hunter business is part of our ongoing assessment of our portfolio of brands to ensure that each entity fits into our overall marketing plan and satisfies our profitability and performance requirements. This transaction will allow us to intensify our focus on the marketing objectives of our remaining men’s and women’s brands, and redirect a significant amount of working capital to the businesses we feel will provide the potential for increased market share.”
About Hampshire Group
Hampshire Group, Limited is a leading U.S. provider of women’s and men’s sweaters, wovens and knits, and a growing designer and marketer of branded apparel. Its customers include leading retailers such as Macy’s, Kohl’s, JC Penney, Dillards, Bloomingdale’s and Nordstrom, for whom it provides trend-right, branded apparel. Hampshire’s owned brands include Spring+Mercer®, its newly-launched “better” apparel line, Designers Originals®, the Company’s first brand and still a top-seller in department stores, as well as Mercer Street Studio®, Requirements®, and RQT®. The Company also licenses the Geoffrey Beene® and Dockers® labels for men’s sweaters, both of which are market leaders in their categories, and recently acquired licenses for classification labels of the Joseph Abboud® brand for men’s tops and bottoms and for women’s related separates.
Cautionary Disclosure Regarding Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company’s current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings, which advise interested parties of certain factors that affect the Company’s business. Risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward looking statements include, but are not limited to, the following: decreases in business from or the loss of any of our key customers; financial instability experienced by our customers; loss or inability to renew certain licenses; use of foreign suppliers to manufacture our products; failure to deliver quality products in a timely manner; chargebacks and margin support payments; post closing purchase price adjustments being greater than anticipated; challenges integrating businesses we have or may acquire; unanticipated results from the resolution of tax matters; our dispute with Mr. Kuttner and the impact of his ownership of our common stock; investigations by government agencies and other potential litigation; material potential future restatements of our financial statements; and loss of certain key personnel.